Exhibit 3.5
BOWNE
BOWNE & CO., INC.
BY-LAWS
(Effective June 24, 1998)
ARTICLE I — OFFICES
Section 1. Principal Office
     The principal office of the Corporation shall be located in the City of New York, County and State of New York.
Section 2. Additional Offices
     The Corporation may also have offices and places of business at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II — MEETINGS OF SHAREHOLDERS
Section 1. Annual Meeting
     The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such hour, date and place within or without the State of Delaware as shall be determined by the Board of Directors and stated in the notice of meeting thereof.
Section 2. Special Meetings
     Special meetings of shareholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by resolution of the Board of Directors or by the Chief Executive Officer.
Section 3. Notice of Shareholder Meetings
     Written notice of every meeting of shareholders, stating the place, date, and hour of the meeting, the purpose or purposes for which the meeting is called, and, unless it is the annual meeting, by or at whose direction it is being issued, shall be served personally or by mail upon each shareholder entitled to vote thereat not less than ten 10) nor more than sixty (60) days prior to the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 262 of the Delaware General Corporation Law (procedure to perfect shareholder’s appraisal rights) to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.
     If mailed, such notice shall be directed to a shareholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him shall be mailed to the address designated in such request.

Section 4. Record Date
     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.
Section 5. Quorum
     The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a meeting is adjourned for more than thirty (30) days, or if after the meeting is adjourned a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 6. Voting
     Directors shall, except as otherwise required by law or by the Certificate of Incorporation as permitted by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.
     Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation as permitted by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
Section 7. Proxies
     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise specified therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except if it states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or as otherwise provided by law.
Section 8. Consents
     Whenever, by any provision of law, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, such corporate action shall be taken only at a stockholder’s meeting and not by written consent.
Section 9. Nominations and Proposals
     (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

     (2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th)] day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i)all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business(including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the company between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the company. To the extent that any of the information provided in such stockholder’s notice shall no longer be accurate as of the record date for such meeting, such stockholder must, in order for such notice to be considered timely, within ten (10) days after such record date give in writing to the Secretary of the Corporation an updated notice setting forth accurately the foregoing information as of the record date. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased effective at the annual meeting and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     (2) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III — DIRECTORS
Section 1. Number; Tenure
     The number of directors to constitute the first Board of Directors shall be the number specified in the Statement of Organization of the Corporation executed by the incorporator. Thereafter, the Board of Directors shall consist of not fewer than nine nor more than fifteen directors as shall be fixed from time to time by resolution adopted by a vote of a majority of the Board of Directors then in office at a meeting thereof.
     Directors shall be elected at the annual meeting of shareholders in the manner and for the terms specified in the Certificate of Incorporation, and, except as provided in Section 2 of this Article III, each director shall be elected to serve until his successor has been elected and has qualified.
Section 2. Resignation; Removal
     Any director may resign at any time. Any director may be removed for cause by action of the Board or vote of the shareholders, but no director shall be removed without cause.
Section 3. Vacancies
     If any vacancy occurs in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with cause, or if any new directorships are created, the directors then in office, although less than a quorum, may by majority vote choose a successor or successors, or fill any newly created directorship, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified.
ARTICLE IV — MEETINGS OF THE BOARD
Section 1. Place
     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Any one or more members of the Board of Directors, or any committee thereof, may, unless otherwise restricted by the Certificate of Incorporation or these By-Laws, participate in a meeting of the Board of Directors, or any committee thereof, by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear and be heard by each other, and such participation shall constitute presence in person at the meeting.
Section 2. Regular Meetings
     A regular meeting of the Board of Directors may be held immediately following the annual meeting of stockholders in each year without notice, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 3. Special Meetings
     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer on two days notice to each director, either personally or by mail or telegram. Notice of any special meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of such notice to him.
Section 4. Quorum; Voting
     At all meetings of the Board of Directors the presence of not less than a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.

     In determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which approves a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or are financially interested, the common or interested directors shall be counted. If a quorum shall not be present at any meeting of the Board or Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
ARTICLE V — COMMITTEES OF THE BOARD
Section 1. Designation
     The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee consisting of three (3) or more directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more additional committees. Each such additional committee shall consist of three (3) or more directors and each shall have such powers and duties as shall be fixed by the Board. However, no such committee shall have authority as to any of the following matters:
     (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Section 141 of the Delaware General Corporation Law to be submitted to stockholders for approval; or
     (b) adopting, amending or repealing any By-Law of the Corporation.
     The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member or members at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting (whether or not such members constitute a quorum) may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 2. Tenure; Reports
     Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report on its meetings to the Board.
Section 3. Executive Committee
     Except as set forth in Section 1 of this Article V, the Executive Committee shall have, between meetings of the Board, all the powers of the Board of Directors in the management of the business and affairs of the Corporation and may exercise such powers to the full extent the Board might exercise such powers as though it were in session.
ARTICLE VI — OFFICERS
Section 1. Appointment
     The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents and such other officers as it may determine.
Section 2. Term of Office; Removal; Vacancies
     All officers shall be appointed by the Board of Directors and shall hold office until the next annual meeting of stockholders and until their successors are appointed and have qualified. Any officer may be removed with or without cause at any time by the Board of Directors. If any office becomes vacant for any reason, the Board of Directors may fill such vacancy.
Section 3. Compensation
     The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
Section 4. The President

     The President may, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and directors; he may effectuate policy decisions and orders of the Board and see that all resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as may from time to time be assigned by the Board.
Section 5. Vice Presidents
     The Vice President or Vice Presidents shall have such powers and duties as may be designated by the Board of Directors.
Section 6. The Secretary
     The Secretary shall attend all meetings of the Board and all meetings of the shareholders, and record all votes and prepare the minutes of all proceedings in a book, to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of shareholders and all special meetings of the Board of Directors and shall perform such other duties as may be designated by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or the signature of an Assistant Secretary. He shall keep safe custody of the stock certificate books and shareholder records.
Section 7. The Treasurer
     The Treasurer shall have care and custody of the funds of the Corporation and its other valuable effects, including securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the care and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties, as shall be satisfactory to the Board for the faithful performance of the duties of his office.
ARTICLE VII — INDEMNIFICATION
Section 1. Indemnification of Officers, Directors, Employees and Agents
     The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said statute from and against any and all expenses, liabilities or other matters referred to in or covered by the said statute, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those persons, other than directors or officers, may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
ARTICLE VIII — SHARE CERTIFICATES
Section 1. Form, Signature and Transfer
     Certificates for stock shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or Chief Executive Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be countersigned and registered in such manner and by such transfer agents and registrars as the Board may prescribe. Where any certificate is signed by a transfer agent or transfer clerk and by a registrar, the signature or signatures of any officers of the Corporation upon such certificate may be facsimile, engraved or printed; provided that where the certificate is manually signed by a registrar other than the Corporation or any employee of the Corporation, the signature of the transfer agent or transfer clerk may be facsimile, engraved or printed. Shares of stock of the Corporation shall be transferable or assignable on the books of the

Corporation only by the holders in person or by a duly authorized attorney, and only upon the surrender for cancellation of the certificates therefor accompanied by a duly executed assignment and power of attorney endorsed thereon or attached thereto and such proof or a guarantee of authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof and need not recognize any other claim thereto or interest therein on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law. Lost or destroyed certificates may be replaced in accordance with such regulations as the Board of Directors may prescribe.
Section 2. Electronic Securities Recordation.
     Notwithstanding the provisions of Section 1 of this Article VIII, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
ARTICLE IX — GENERAL PROVISIONS
Section 1. Fiscal Year
     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
Section 2. Corporate Seal
     The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile, engraved or printed.
Section 3. Checks
     All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.
ARTICLE X — AMENDMENTS
Section 1. Power to Amend
     The Board of Directors shall have the power to amend, repeal or adapt By-Laws at any regular or special meeting of the Board. However, any By-Laws adopted by the Board may be amended or repealed by vote of the holders of a majority of shares of capital stock represented in person or by proxy at any meeting.